Exhibit 23.2

                   [Letterhead of PricewaterhouseCoopers LLP]

Vista Gold Corp.
Suite 5, 7961 Shaffer Parkway
Littleton, CO
USA
80127

June 25, 2002

Dear Sirs,

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2002, except as to notes 1 and 14 which are as of March 18, 2002, relating to the consolidated financial statements which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Yours very truly,


(signed) PricewaterhouseCoopers LLP

Vancouver, BC, Canada